Exhibit 99.77o
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                                           Transactions effected pursuant to Rule 10-F3.

Series                                  R.J.        Form     Yrs. In
#    Fund                             Involved:    Rec'd?   Business"        Security:                          Date of Purchase:
1   Small Cap          IPO              Yes         Yes      20+yrs     W&T Offshore Inc.                       January 28, 2005
1   Small Cap          IPO              Yes         Yes      4+yrs      International Secs Excs Inc. Class A    March 9, 2005
4   Growth Equity      IPO              Yes         Yes      4+yrs      International Secs Excs Inc. Class A    March 9, 2005
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Series                Date Offering          Purchase                       Securities         Amount        Total
#    Fund               commenced              price       Commission     acquired from:      purchased    Offering
1   Small Cap         January 28, 2005        19.00          $0.74         Lehman Bros.      $155,800      $240,449,997.00   3.89%
1   Small Cap         March 9, 2005           18.00           0.82         Bear Stearns      $ 45,000      $ 10,049,308.00   4.46%
4   Growth Equity     March 9, 2005           18.00           0.82         Bear Stearns      $ 45,000      $ 10,049,308.00   4.56%
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